Exhibit 99.1
Campus Crest Communities, Inc. Reports First Quarter 2011 Results
Charlotte, NC — May 3, 2011 — Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today announced results for the three months ended March 31, 2011.
First Quarter Highlights
•	FFO of $0.17 per share

•	Same store net operating income (NOI) increased 5.1% for the first quarter 2011 versus the first quarter 2010

•	Average same store occupancy for the first quarter 2011 increased 100 basis points to 88.6% as compared to the same period a year ago

•	Improved same store wholly-owned operating margin by 240 basis points year over year

•	Wholly-owned portfolio was 61.0% pre-leased for 2011/2012 academic year as of April 29, 2011, compared to 47.3% at April 29, 2010

•	Executed a joint venture agreement with Harrison Street Real Estate Capital, representing over $200 million of development funding capacity

•	Closed on a construction loan for $17.0 million to fund the construction of a wholly-owned project
Financial Results for the Three Months Ended March 31, 2011
For the quarter ended March 31, 2011, the Company reported a net loss of $(0.5) million, compared to a $(3.2) million net loss for the predecessor entity (the “Predecessor”) in the comparable period in 2010.
For the three months ended March 31, 2011, Funds from Operations (“FFO”) was $5.1 million, or $0.17 per share, compared to FFO of $1.5 million for the Predecessor in the same period in 2010. For the three months ended March 31, 2011, Funds from Operations Adjusted (“FFOA”) was $4.9 million, or $0.16 per share, compared to FFOA of $0.2 million for the Predecessor for the same period in 2010. A reconciliation of net loss to FFO and FFOA can be found at the end of this release.
“Campus Crest’s higher year over year occupancy combined with improved property operating expenses delivered solid NOI growth in the first quarter as we continued to focus on property management following the completion of our IPO,” said Ted Rollins, the Company’s Co-

Chairman and Chief Executive Officer. “Our pre-leasing for the 2011/2012 remains higher as compared to this time last year owing to adjustments we made to our leasing strategy and timeline. These adjustments have helped optimize our ability to attract students to our properties. With a strong balance sheet, attractive market dynamics, a pipeline of new development opportunities, and a well-honed prototype and delivery model, we are well positioned to continue to drive growth and shareholder value.”
General and administrative expenses for the quarter were $1.9 million. The expenses in the first quarter include a number of seasonal public company activities which are not repeated throughout the year, including higher audit fees around year-end financials and requirements associated with the proxy statement and annual report.
Operating Results
For the three months ended March 31, 2011, the same store wholly-owned portfolio, comprised of 20 properties containing 10,024 beds, had an average occupancy of 88.6% for an average Total Revenue Per Occupied Bed (“Total RevPOB”) of $478. This compares to the prior year occupancy of 87.6% and Total RevPOB of $482 as higher rental revenues were offset by lower application, late and pet fees charged in the 2011 period. For the three months ended March 31, 2011, Net Operating Income (“NOI”) for same store wholly-owned properties increased 5.1% to $6.6 million in 2011 compared to $6.3 million in 2010. The change in NOI was driven by a 0.3% increase in revenues to $12.7 million, along with a 4.4% decrease in property operating expenses to $6.1 million. A reconciliation of net loss to NOI can be found at the end of this release.
As of March 31, 2011, the Company wholly-owned 21 operating student housing properties totaling 3,920 units with 10,528 beds along with 4 projects under construction for delivery for the 2011/2012 academic year comprised of 844 units and 2,316 beds. Through its joint venture with Harrison Street Real Estate Capital (“HSRE”), the Company owns a 49.9% interest in six additional operating student housing properties which contain 1,128 units with 3,052 beds as well as a 20% interest in two properties currently under construction which contain 432 units and 1,168 beds. The Company owns, manages and operates a grand total of 6,324 units and 17,064 beds for all properties including those under construction. All of the Company’s properties were built by the Company and its Predecessor and are, on average, within six tenths of a mile from campus with an average age of 2.8 years as of March 31, 2011.
Leasing Update
As of April 29, 2011, the Company’s existing wholly-owned portfolio was 61.0% leased for the 2011/2012 academic year compared to 47.3% leased at April 29, 2010 and the Company’s operating joint venture portfolio was 63.4% leased compared to 61.9% leased at April 29, 2010. As of April 29, 2011, the overall operating portfolio was 61.5% leased versus 50.6% on the same date in the prior year. The Company’s development properties — wholly-owned and joint venture — were 43.1% leased at April 29, 2011.
Development Activity
The Company continued work on four new wholly-owned and two joint venture communities to be delivered for the 2011/2012 academic year. The wholly-owned properties have a total of 844 units with 2,316 beds with total expected project costs of approximately $87.5 million. The two projects owned in the joint venture with HSRE contain 432 units and 1,168 beds with total expected construction costs of approximately $46.1 million. Total gross fees to the Company for the joint venture projects are approximately $4.0 million, of which $1.6 million have been earned through March 31, 2011.
Balance Sheet and Financing Activity
The Company had approximately $117.8 million of debt outstanding at March 31, 2011. Of the total debt outstanding, approximately $60.8 million was fixed rate debt with a weighted average effective interest rate of 6.04% and weighted average of 5.7 years to maturity. The remaining $57.0 million is on a variable rate credit facility with a March 31, 2011 interest rate of 3.02% and 2.6 years to maturity and an optional 12-month extension. The Company has no other maturities until the fourth quarter of 2016.
In March 2011, the Company closed on a construction loan for $17.0 million to fund a portion of the construction costs on the Columbia, MO wholly-owned project and in November 2010 closed on a $52.8 million construction loan facility to fund its other wholly-owned projects. Joint venture projects will be funded using individual construction loans. In November 2010 the joint venture with HSRE closed two construction loans for a total of $30.9 million. The equity for the wholly-owned projects will be funded using cash on hand, and draws upon the Company’s line of credit, and in the case of the joint venture properties, from funds contributed by HSRE.
Dividend
On March 31, 2011, the Company declared a first quarter dividend of $0.16 per common share and operating partnership unit, equating to $0.64 per common share and operating partnership unit on an annualized basis. The dividend was paid on April 20, 2011 to shareholders of record as of April 11, 2011.
2011 Outlook
Based upon management’s current estimates, the Company is reiterating its guidance for full year 2011 of FFO per fully diluted share of $0.72 to $0.78 utilizing the following assumptions which reflect a blend of 2010/2011 and 2011/2012 academic years:

•	Wholly-owned NOI (inclusive of 21 operating and four developments opening in August 2011) of $30.9 million to $33.0 million based on 90% to 92% occupancy and Total RevPOB of $484 to $489

•	No property acquisitions

•	Contribution to FFO from joint ventures of $1.7 million to $1.8 million including 2011 openings

•	Net development, construction and management services fees of $3.1 million

•	General and administrative expense of $6.2 million to $6.4 million

•	Interest expense of $7.2 million to $7.4 million

•	Weighted average fully diluted shares/OP units outstanding of 31.1 million
Conference Call Details
The Company will host a conference call on Wednesday May, 4, 2011, at 9:00 a.m. (Eastern time) to discuss the financial results.
The call can be accessed live over the phone by dialing (877) 407-9039, or for international callers, (201) 689-8470. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 370770. The replay will be available until May 11, 2011.
Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at http://investors.campuscrest.com/. The on-line replay will be available for a limited time beginning immediately following the call.
Supplemental Schedules
The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.
About Campus Crest Communities, Inc.
Campus Crest Communities, Inc. (NYSE: CCG) is a leading owner, developer and manager of high-quality student housing properties located in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. Campus Crest Communities owns interests in 27 student housing properties containing approximately 5,048 apartment units and 13,580 beds.

Since its inception, the Company has focused on customer service, privacy, on-site amenities and other lifestyle considerations to provide college students with a higher standard of living. Additional information can be found on the Company’s website at http://www.campuscrest.com.
Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposed of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements about outlook for FFO, growth opportunities and long term value creation. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.
Contact:
Investor Relations
(704) 496-2581
Investor.Relations@CampusCrest.com

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	March 31,	December, 31
	2011	2010

Assets
Investment in real estate, net:
Student housing properties	$373,227	$372,746
Accumulated depreciation	(62,183)	(57,463)
Development in process	35,243	24,232

Investment in real estate, net	$346,287	$339,515
Investment in unconsolidated entities	17,147	13,751
Cash and cash equivalents	6,638	2,327
Restricted cash and investments	1,594	3,305
Student receivables, net	646	954
Cost in excess of construction billings	10,791	1,827
Other assets	12,096	9,578

Total assets	$395,199	$371,257

Liabilities and equity
Liabilities:
Mortgage and construction loans	$60,840	$60,840
Lines of credit and other debt	57,000	42,500
Accounts payable and accrued expenses	29,159	14,597
Other liabilities	6,764	6,530

Total liabilities	$153,763	$124,467

Stockholders’ equity:
Common stock	307	307
Additional paid-in capital	248,462	248,515
Accumulated deficit and distributions	(10,871)	(5,491)
Accumulated other comprehensive loss	(177)	(172)

Total Campus Crest Communities, Inc. stockholders’ equity	$237,721	$243,159
Noncontrolling interests	3,715	3,631

Total equity	$241,436	$246,790

Total liabilities and equity	$395,199	$371,257

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended March 31,
	2011	2010
	Company	Predecessor[1]	$ Change

Revenues:
Student housing rental	$13,152	$12,135	$1,017
Student housing services	438	562	(124)
Development, construction and management services	10,284	15,783	(5,499)

Total revenues	$23,874	$28,480	($4,606)
Operating expenses:
Student housing operations	$6,468	$6,394	($74)
Development, construction and management services	9,225	14,615	5,390
General and administrative	1,948	1,384	(564)
Ground leases	52	47	(5)
Depreciation and amortization	5,157	4,762	(395)

Total operating expenses	$22,850	$27,202	$4,352
Equity in loss of unconsolidated entities	(295)	(80)	(215)

Operating income	$729	$1,198	($469)

Nonoperating income (expense):
Interest expense	(1,375)	(4,469)	3,094
Change in fair value of interest rate derivatives	196	23	173
Other income (expense)	(24)	33	(57)

Total nonoperating expenses	($1,203)	($4,413)	$3,210

Net loss	($474)	($3,215)	$2,741
Net loss attributable to noncontrolling interests	(2)	(2,112)	2,110

Net loss attributable to Company/Predecessor	($472)	($1,103)	$631

Net loss per share attributable to Campus Crest Communities, Inc. — basic and diluted	($0.02)
Weighted average common shares outstanding — basic and diluted	30,708

1 Student housing operations of the Predecessor excludes the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”) (unaudited)
(in $000s, except per share data)

	Three Months Ended March 31,
	2011	2010
	Company	Predecessor[1]	$ Change

Net loss	($474)	($3,215)	$2,741
Real estate related depreciation and amortization	5,097	4,688	409
Real estate related depreciation and amortization — unconsolidated joint ventures	522	57	465

FFO available to common shares and OP units	$5,145	$1,530	$3,615
Elimination of change in fair value of interest rate derivatives	(196)	(1,379)	1,183

Funds from operations adjusted (FFOA) available to common shares and OP units	$4,949	$151	$4,798

FFO per share — diluted	$0.17
FFOA per share — diluted	$0.16
Weighted average common shares and OP units outstanding — diluted	31,143

1 Student housing operations of the Predecessor excludes the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.
Net Operating Income (“NOI”) (unaudited)
(in $000s)

	Three Months Ended March 31,
	2011	2010
	Company	Predecessor

Net loss	($474)	($3,215)

Other (income) expense	24	(33)
Change in fair value of interest rate derivatives	(196)	(23)
Interest expense	1,375	4,469
Equity in loss of unconsolidated entities	295	80
Depreciation and amortization	5,157	4,762
Ground lease expense	52	47
General and administrative expense	1,948	1,384
Development, construction and management services expenses	9,225	14,615
Development, construction and management services revenues	(10,284)	(15,783)

Net operating income (“NOI”)	$7,122	$6,303

Non-GAAP Financial Measures
FFO and FFOA
FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the change in fair value of interest rate derivatives and the write-off of development costs. Excluding the change in fair value of interest rate derivatives and write-off of development costs adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI
NOI is a non-GAAP financial measure. We calculate NOI by adding back to net loss the following expenses or charges: interest expense, equity in loss of unconsolidated entity, depreciation and amortization, write-off of pre-development costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net loss, adjusted for add backs of expenses or charges: other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.
NOI excludes multiple components of net loss (computed in accordance with GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net loss (computed in accordance with GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net loss (computed in accordance with GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.